Exhibit 99.2

Email from CEO of Lifecore Biomedical, Inc.
September 28, 2026

Lifecore Team,

I’m reaching out to share an exciting and important update about our company and the future we are building together. Lifecore Biomedical has entered into a merger agreement to be acquired by Webster Equity Partners in a transaction valued at up to approximately $663.7 million. Under the merger agreement, holders of common stock will receive $6.28 per share in cash at closing.  Holders of common stock also will receive a right to potential future cash payments of $3.39 per share, based upon company achievement of performance milestones in 2028-2030 and assuming full performance milestone payments of $160 million in the aggregate. Upon completion of the transaction, Lifecore will no longer be a public reporting company, and our stock will not be publicly traded.

Through the dedicated efforts of our employees, we have built a solid foundation as a fully integrated CDMO. We believe Lifecore is at an inflection point and, with the right partnership, we can accelerate our next phase of growth and unlock our full potential. Webster Equity Partners shares our excitement in maximizing the potential of our business. Now is the right time to move forward with new ownership that will support acceleration of our exciting growth plans.

Next Steps: Business as Usual

While we are announcing this transaction today, it is subject to customary closing conditions and the receipt of stockholder approval and transaction-related regulatory approval, and it is expected to close at the end of Q4 2026. During this process, we should conduct business as usual at Lifecore. We should continue to do our best work to maximize our 2026 results. Our number one business priority is our customers and providing them with the exceptional technical expertise, quality, and service that are the hallmarks of Lifecore’s business. By doing so, we will maintain the momentum we are building and continue it into our next chapter.

How To Learn More

We will keep you informed as we move forward, starting with an all-employee meeting today at 9:00 a.m. CT. An invitation will be sent by the IT team, and I encourage you all to join. A recording of the presentation at the all-employee meeting will be available later today. In the meantime, you can read more about the transaction in the press release that we issued today, which is attached to this message. As you learn more about this potential transaction, I am confident that you will share my excitement about the possibilities ahead.

This news may lead to increased interest in our company. Please direct any inquiries from the media, stockholders, or other external parties to me or Ryan Lake.

I’m grateful for your contributions that have gotten us to this point and made Lifecore such an attractive opportunity for a successful and well-respected firm like Webster Equity Partners. On behalf of the Lifecore Board of Directors and leadership team, thank you all for your hard work and dedication.

Paul

Paul Josephs | President and Chief Executive Officer Lifecore Biomedical, Inc. 3515 Lyman Blvd Chaska, MN 55318 Direct: [***] [***] | www.lifecore.com

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Caution Regarding Forward-Looking Statements

This communication relates to the proposed transaction pursuant to which Lifecore Biomedical, Inc. (“Lifecore” or the “Company”) will be acquired by Lifecore Inc., a Delaware corporation (“Parent”). Pursuant to an Agreement and Plan of Merger dated September 27, 2026 (the “Merger Agreement”), Hazel Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Webster Equity Partners.

This communication contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “plan”, “forecast,” “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing of the Merger, closing conditions relating to the Merger, and expectations, goals, projections and benefits relating to the Merger, as well as other statements regarding Lifecore’s goals, intentions and expectations, business plan and growth strategies, and the anticipated future performance of Lifecore, whether with respect to the Merger or otherwise.

Forward-looking statements are not historical facts but instead express only Lifecore’s management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. Actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements because of risks and uncertainties, including, but not limited to: (1) the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Lifecore’s business and the price of its common stock; (2) the failure to satisfy any of the conditions to the consummation of the transaction, including the receipt of certain regulatory approvals; (3) the failure to obtain stockholder approval of the transaction; (4) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the transaction agreement, including in circumstances requiring Lifecore to pay a termination fee; (5) the risk that Lifecore’s rights under the Merger Agreement to pursue or consider a “Superior Proposal” will not result in a “Superior Proposal”; (6) the value to stockholders from the contingent value rights (CVRs) that Lifecore will distribute to its stockholders is uncertain and the holders of the CVRs may receive less-than-anticipated payments (or no payments) with respect to the CVRs after the closing of the proposed transaction; (7) the proposed transaction and its announcement could have an adverse effect on the ability of Lifecore to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; (8) risks related to the diversion of management’s attention from Lifecore’s ongoing business operations; (9) unexpected costs, charges or expenses resulting from the proposed transaction; (10) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (11) certain restrictions during the pendency of the proposed transaction that may impact Lifecore’s ability to make changes in its business, pursue certain business opportunities or strategic transactions; (12) uncertainties pertaining to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future interest rates and changes in tax and other laws, regulations, rates and policies, and (13) the effect of the announcement or pendency of the transaction on Lifecore’s business, operating results and relationships with collaborators, vendors, competitors and others. Please refer to Lifecore’s annual report to stockholders, which is the Transition Report on Form 10-KT for the transition period from May 26, 2025 to December 31, 2025, filed with the SEC on March 16, 2026, as well as Lifecore’s other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements concerning the proposed Merger or other matters attributable to Lifecore or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Lifecore does not undertake any obligation to update any forward-looking information contained in this communication, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

In connection with the proposed acquisition of Lifecore by an affiliate of Webster Equity Partners, Lifecore will file with the SEC a definitive proxy statement relating to a Lifecore special meeting of stockholders to approve the Merger Agreement and the Merger.

Lifecore urges you to read the proxy statement and other relevant documents filed or to be filed with the SEC carefully as they become available, as well as any amendments or supplements to these documents, because they will contain important information.

You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Lifecore with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the proxy statement and other documents (when available) filed by Lifecore with the SEC by accessing the investor relations section of Lifecore’s website at https://ir.lifecore.com or by calling (952) 368-4300. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement or any other document that Lifecore files with or furnishes to the SEC.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to sell or a solicitation of an offer to sell any securities. Lifecore and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lifecore stockholders in connection with the proposed transaction.

Information regarding the directors and executive officers of Lifecore, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (1) in Lifecore’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, including under the headings “Proposal No. 1: Election of Directors,” “Corporate Governance and Board Matters – Executive Officers of the Company,” “Compensation Discussion and Analysis,” “Executive Compensation and Related Information,” “Stock Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Party Transactions,” which was filed with the SEC on April 24, 2026, and (2) to the extent holdings of Lifecore’s securities by its directors or executive officers have changed since the amounts set forth in Lifecore’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”